Exhibit 10.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER, dated as of November 15, 2012 (this “Amendment”), is made and entered by and among Physicians Formula Holdings, Inc., a Delaware corporation (the “Company”), Markwins International Corporation, a California corporation (“Parent”), and Markwins Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“MergerSub”). Certain capitalized terms used but not defined in this Amendment are used as defined in the Merger Agreement (as such term is defined below).

WHEREAS, the parties hereto previously entered into an Agreement and Plan of Merger dated as of September 26, 2012 (the “Merger Agreement”);

WHEREAS, the Company Stockholder Approval was obtained on November 8, 2012, and upon obtaining the Company Stockholder Approval, all of the conditions to the Closing (other than conditions which by their terms are required to be satisfied or waived at the Closing) were satisfied (or, if a condition to the performance of the Company’s obligations, would be waived by the Company);

WHEREAS, as a result of the above, under the terms of the Merger Agreement, the Closing was to occur on or before November 14, 2012;

WHEREAS, Parent and MergerSub have informed the Company that Parent and MergerSub desire to have the Closing occur no later than December 13, 2012;

WHEREAS, subject to the terms hereof, the Company is willing to delay the Closing;

WHEREAS, the respective boards of directors of MergerSub and the Company have each determined that the transactions contemplated by this Amendment are fair to, advisable and in the best interests of their respective stockholders and have approved the execution, delivery and performance of this Amendment and the transactions contemplated by this Amendment; and

WHEREAS, the parties hereto desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Definitions. The following defined term is hereby deleted from Section 1.01: “Prior Date.”

2.                                      Closing. Section 2.05 of the Merger Agreement is hereby amended to read in full as follows:

Closing. Provided that all of the conditions set forth in Article VIII continue to be satisfied (other than conditions which by their terms are required to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), the closing of the Merger (the “Closing”) shall occur at 11:00 a.m. Pacific time on December 13, 2012, unless the parties mutually agree upon an earlier date. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”  The Closing shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 1901 Avenue of the Stars, Suite 1600, Los Angeles, CA 90067-6017, or at such other place as agreed to by the parties hereto.

3.                                      Company Stockholder Approval. The parties hereto acknowledge and agree that the Company Stockholder Approval was obtained as of November 8, 2012 in accordance with applicable Law and the Company Charter and Company Bylaws.

4.                                      Additional Conditions to Obligations of Parent and MergerSub.

4.1                               Section 8.02(a) of the Merger Agreement is hereby amended to read in full as follows:

(a)                                 Representations and Warranties. The Fundamental Company Representations shall be true and correct in all respects except for breaches that have a de minimis effect, (i) as of the date of this Agreement to the extent such representations and warranties speak of such date, and (ii) at and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, as of such earlier date) with the same force and effect as though made on and as of such date;

4.2                               Sections 8.02(g) and 8.02(h) of the Merger Agreement are each hereby amended to read in full as follows:

[Intentionally Omitted];

5.                                      Termination.

5.1                               Section 9.01(b) of the Merger Agreement is hereby amended to read in full as follows:

(b)                                 by the Company, if December 13, 2012 (the “Outside Date”) shall have occurred and the Merger shall not have been consummated; provided, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to the Company if the Company’s failure to fulfill any of its obligations under this Agreement was the primary cause of, or resulted in, the failure of the Merger to be consummated on or before the Outside Date;

5.2                               Sections 9.01(e) and 9.01(h) of the Merger Agreement are each hereby amended to read in full as follows:

[Intentionally Omitted];

6.                                      Fees and Expenses.

6.1                               Sections 9.03(b)(i), 9.03(b)(ii) and 9.03(b)(vi) of the Merger Agreement are each hereby amended to read in full as follows:

[Intentionally Omitted];

6.2                               The first sentence of Section 9.03(c) of the Merger Agreement is hereby amended to read in full as follows:

Parent Termination Fee. Parent agrees that Parent shall pay to the Company an amount equal to $4,500,000 (the “Parent Termination Fee”)

if this Agreement is validly terminated by the Company pursuant to Section 9.01(b) or Section 9.01(k).

7.                                      Disclosure Schedules. Sections 8.02(g) and 8.02(h) of the Disclosure Schedule are each hereby amended to read in full as follows:

[Intentionally Omitted.]

8.                                      Company Compliance. The parties hereto acknowledge and agree that the Company has not failed to perform or comply in any respect with any of the agreements and covenants of the Company required by the Agreement to performed or complied with by it on or prior to the date hereof.

9.                                      Parent’s Approval. By executing this Amendment, Parent approves this Amendment in its capacity as the sole stockholder of MergerSub, in addition to its capacity as a party to the Merger Agreement.

10.                               Entire Agreement. Except as expressly set forth in this Amendment, the Merger Agreement reamins in full force and effecti in accordance with its terms. Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference contained in the Merger Agreement shall refer to the Merger Agreement as amended by this Amendment.

11.                               Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

12.                               Counterparts. This Amendment may be executed and delivered in two or more original, facsimile or .PDF counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

MARKWINS INTERNATIONAL CORPORATION
By:	/s/ Eric Chen
Name: Eric Chen
Title: Chief Executive Officer
MARKWINS MERGER SUB, INC.
By:	/s/ Eric Chen
Name: Eric Chen
Title: Chief Executive Officer
PHYSICIANS FORMULA HOLDINGS, INC.
By:	/s/ Ingrid Jackel
Name: Ingrid Jackel
Title: Chief Executive Officer